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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 6, 2009
SOMANETICS CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1653 East Maple Road, Troy, Michigan	48083-4208

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 689-3050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement
     We entered into a Contract Development and Exclusive Licensing Agreement with NeuroPhysics Corporation as of September 18, 2006, which we terminated as of February 6, 2009, except for various provisions regarding our ownership of the technology related to the potential new products, as described in Item 1.02 below, which Item 1.02 is incorporated into this Item 1.01 by reference. As of February 6, 2009, we entered into a similar Contract Development Agreement with Shirley Research Corporation and Hugh F. Stoddart and Hugh A. Stoddart. The new agreement provides us with feasibility research, contract development and consulting services and certain ownership rights to intellectual property and technical knowledge associated with several novel near-infrared spectroscopy, or “NIRS”, and imaging technologies and products previously under development at NeuroPhysics, and have agreed to pay monthly development and consulting fees of $15,000 a month during the term of the agreement and a royalty on future sales of the new products.
     Shirley Research Corporation is in the early stage of feasibility research and development of several NIRS-based technologies and products, including a novel approach to depth resolved NIRS measurements. In addition to this NIRS-based, depth-resolved technology, products that may be developed under the agreement include (1) a fetal cerebral oximetry system, (2) a monitor for measuring oxygen saturation in deep tissues for assessing hemorrhagic shock, (3) devices to assess tumors or swelling containing blood, including in the brain of head trauma victims and neonates with intra-ventricular hemorrhage, (4) a continuous and non-invasive blood gas monitor, and (5) a new imaging concept intended to improve resolution and expand the applicability of endoscopes. We may terminate any or all of the projects under this agreement at any time. We might not be able to develop these technologies or products into commercially viable products, and competitors might develop and market similar products before we do.
Item 1.02. Termination of a Material Definitive Agreement
     We entered into a Contract Development and Exclusive Licensing Agreement with NeuroPhysics Corporation as of September 18, 2006. The agreement provided us with feasibility research, contract development and consulting services and certain ownership and licensing rights, subject to the rights of the United States Federal government, to intellectual property and technical knowledge associated with several novel near-infrared spectroscopy, or “NIRS”, and imaging technologies and products under development at NeuroPhysics. We paid an initial license fee of $1,000,000. We terminated this agreement as of February 6, 2009, except for various provisions regarding our ownership of the technology related to the potential new products. This termination was in connection with our entry into a similar agreement with Shirley Research Corporation and Hugh F. Stoddart and Hugh A. Stoddart as of February 6, 2009, described in Item 1.01 above, which Item 1.01 is incorporated into this Item 1.02 be reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Contract Development Agreement, dated as of February 6, 2009, among Somanetics Corporation, Shirley Research Corporation, Hugh F. Stoddart, and Hugh A. Stoddart.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2009	SOMANETICS CORPORATION
(Registrant)

	By:	/s/ Mary Ann Victor

Mary Ann Victor

		Its:	Vice President and Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Contract Development Agreement, dated as of February 6, 2009, among Somanetics Corporation, Shirley Research Corporation, Hugh F. Stoddart, and Hugh A. Stoddart.

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